UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 13, 2008

REDDY ICE HOLDINGS, INC.

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800

Dallas, Texas 75231
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 526-6740

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Officer

Effective September 15, 2008, Paul D. Smith, 54, agreed to accept an invitation by the Board of Directors of Reddy Ice Holdings, Inc. (the “Company”) to serve as Executive Vice President and Chief Operating Officer of the Company.

Mr. Smith has extensive experience in operations and distribution in both the consumer products and beverage industries with companies such as Procter & Gamble, Pepsico, Inc. and Cadbury Schweppes PLC. He most recently held the position of Senior Vice President, Sales Operations and Supply Chain of Cadbury Schweppes PLC, from April 2005 until November 2007. Mr. Smith previously held other positions within Cadbury including Regional Director, Supply Chain for Europe and the Middle East from April 2003 until April 2005.

The position of Chief Operating Officer had remained unfilled following the departure of the prior Chief Operating Officer from the Company in January 2008.  Effective September 15, 2008, the Company and Mr. Smith entered into an Employment Agreement (the “Employment Agreement”) which sets forth the terms and provisions of Mr. Smith’s employment with the Company.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1, the terms thereof are incorporated herein by reference and the description of the terms thereof contained herein is qualified in its entirety thereby.

Effective September 15, 2008, the Company and Mr. Smith also entered into a customary form of Indemnification Agreement (the “Indemnification Agreement”) pursuant to which the Company has agreed to indemnify Mr. Smith to the fullest extent permitted by Delaware law.

The Company issued a press release (the “Smith Press Release”) on September 15, 2008 announcing the appointment of Mr. Smith.  A copy of the Smith Press Release is attached hereto as Exhibit 99.1.

Compensation of Officer

Pursuant to the Employment Agreement, Mr. Smith will receive a base salary of $290,000 per year.  He will be eligible for cash incentive compensation with a target percentage of base annual salary of 65%, subject to proration for the portion of fiscal year 2008 occurring after the date of the Employment Agreement.  The Compensation Committee determines the applicable target or targets on an annual basis.

Effective September 15, 2008, the Company and Mr. Smith entered into a Restricted Stock Agreement (the “Restricted Stock Agreement”), pursuant to which the Company will grant, on the date of the agreement, 20,000 shares of restricted stock to Mr. Smith under the Company’s 2005 Long Term Incentive and Share Award Plan, as amended.  The restricted stock is subject to forfeiture in the event Mr. Smith’s employment is terminated within one year.  The Company has agreed to provide Mr. Smith with a tax “gross-up” in respect of his income tax expense in connection with the issuance of the restricted stock at a rate of 35%.

A copy of the Restricted Stock Agreement is attached hereto as Exhibit 10.2, the terms thereof are incorporated herein by reference and the description of the terms thereof contained herein is qualified in its entirety thereby.

Item 8.01.  Other Events.

Suspension of Dividend

On September 15, 2008 the Company issued a press release (the “Dividend Press Release”) announcing that its board of directors had amended the Company’s dividend policy and suspended the Company’s quarterly cash dividend effective immediately.  No cash dividend will be declared for the period from July 1, 2008 to September 30, 2008.  A copy of the Dividend Press Release is attached hereto as Exhibit 99.2, which is incorporated herein by reference.

Executive Vice President - Sales & Marketing Placed on Leave of Absence

Effective September 13, 2008, Ben D. Key, the Company’s Executive Vice President - Sales & Marketing, has been placed on a paid leave of absence and relieved of his duties at the direction of the Special Committee of the Company’s Board of Directors (the “Committee”).  The Committee found that Mr. Key has likely violated Company policies and is associated with matters that are under investigation.  The Committee’s investigation is ongoing and no conclusions have been reached that any illegal conduct occurred.  Further action may be taken by the Committee prior to or following the conclusion of its investigation.

The Antitrust Division of the United States Department of Justice and the attorneys general of 19 states and the District of Columbia are conducting investigations of possible antitrust violations in the packaged ice industry.  The Committee was formed in March 2008 to investigate those allegations as they may relate to the Company.  The Company is continuing to cooperate with the Antitrust Division and the attorneys general in their investigations.

The Company issued a press release (the “Key Press Release”) on September 15, 2008 announcing the suspension of Mr. Key.  A copy of the Key Press Release is attached hereto as Exhibit 99.3.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement

10.2	Restricted Stock Agreement

99.1	Smith Press Release

99.2	Dividend Press Release

99.3	Key Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2008

REDDY ICE HOLDINGS, INC.

	By:	/s/ Steven J. Janusek
Steven J. Janusek
Chief Financial and Accounting Officer